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                                                                   EXHIBIT 10.03

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT ("Amendment"), dated and effective as of April 26, 2000, amends the EMPLOYMENT AGREEMENT that was made and entered into as of March 11, 1999 and amended on May 4, 1999 and on March 10, 2000 (collectively the Employment Agreement and both amendments, the "Agreement") by and between CyberGuard Corporation, a Florida corporation ("Company"), and David R. Proctor ("Employee").

         WHEREAS, the Company, through its Board of Directors, desires to amend the Agreement and Employee also desires to amend the Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

A. Section 4 of the Agreement shall be amended by adding the following subsection 4h:

         H. SPECIAL OPTION. In addition to salary, bonus and options described in the Agreement, Employee is hereby awarded an option to acquire 50,000 shares ("Special Option Shares") of Company common stock under the Company's Stock Incentive Plan, at an exercise price of $6.50 per share. The Special Option Shares shall vest as long as the Employee continues to serve as a member of the Company's Board of Directors. The vesting of the Special Option Shares shall remain unaffected by any termination of the Employment Agreement. The Special Option Shares shall become exercisable in 1/3 increments on the first, second and third anniversaries of April 26, 2000 as long as the Employee continues to serve as a member of the Board of Directors. An option agreement ("Option Agreement") shall be prepared providing for other terms and conditions regarding the Special Option Shares that are typical of other executives option agreements. Notwithstanding anything to the contrary, the Option Agreement shall: (1) supersede the Employment Agreement with respect to the Special Option Shares; and (2) continue in full force and effect after any termination of the Employment Agreement, provided the Employee continues to serve on the Board of Directors at the time of termination of the Employment Agreement.

B. Other than as stated in this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment to the Agreement has been executed by the parties as of the date first above written.

         COMPANY:                                 EMPLOYEE:
         CYBERGUARD CORPORATION

         By:                                       By:
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         Its: Chairman, Compensation Committee